As filed with the Securities and Exchange Commission on September 4, 2014

Registration No. 333-60157

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

‘mktg, inc.’

(Exact name of registrant as specified in its charter)

New York	06-134048
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

75 Ninth Avenue

New York, New York 10011

(212) 660-3800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Hughes

Secretary

‘mktg, inc.’

75 Ninth Avenue

New York, New York 10011

(212) 660-3800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 (Approximate date of commencement of proposed sale to the public: Not Applicable.)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

EXPLANATORY NOTE

Pursuant to a Registration Statement (the “Registration Statement”) on Form S-3 (Registration No. 333-60157) filed with the Securities and Exchange Commission on July 30, 1998, by ‘mktg, inc.’ (formerly Inmark Enterprises, Inc.) (the “Company”), the Company registered the resale of 508,750 shares of the Company’s common stock pursuant to the exercise of warrants.

On August 27, 2014, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 27, 2014, by and among the Company, Aegis Lifestyle, Inc. (“Aegis”), and Morgan Acquisition, Inc. (“Merger Sub”), a wholly owned subsidiary of Aegis, Aegis completed its acquisition of the Company via the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company in the merger and becoming a wholly owned subsidiary of Aegis (the “Merger”).

As a result of the Merger, any offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on September 4, 2014.

‘mktg, inc.’

By:	/s/ Dave Wein
Name:	Dave Wein
Title:	President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Dave Wein	President, Treasurer and Director	September 4, 2014
Dave Wein	(Principal Executive Officer)

/s/ Charles Horsey	Chief Executive Officer	September 4, 2014
Charles Horsey	(Principal Executive Officer)

/s/ Scott Hughes	Secretary and Director	September 4, 2014
Scott Hughes

/s/ Paul Trager	Chief Financial Officer	September 4, 2014
Paul Trager	(Principal Financial and Accounting Officer)